Exhibit 99.2

AUXILIO Complements Managed Print Services Business with Acquisition of DelphiisTM - an Information Security Company

Services and SaaS Platform Application addresses the Exponential Rise in reported Healthcare Security Breaches and HIPAA Compliance Concerns for Hospitals

Management to Host Conference Call July 8, 2014 @ 4:30 PM ET

Mission Viejo, CA – July 8, 2014 - AUXILIO, Inc. (AUXO:OTCQB), the nation’s leading Managed Print Services (MPS) company for the healthcare industry, announced today that it is acquiring California-based Delphiis, a pioneer in the information security, risk management and compliance industry. Delphiis helps organizations manage their information security through Professional Services, Managed Services and licensing of their patented SaaS platform risk assessment and management solution.

AUXILIO is purchasing Delphiis through a combined cash and stock deal valued at approximately $2.7 million dollars plus additional commitments from and incentives to retain the existing management team including Mike Gentile, Founder and Chief Technology Officer (CTO) of Delphiis as AUXILIO’s Executive Vice President of Innovation and Security.

Joe Flynn, CEO of AUXILIO, stated, “We are excited to add Delphiis to our existing suite of services focused on helping healthcare customers solve critical information security issues while saving money.  Delphiis’ talented team of information security professionals will enable us to scale this new service offering to AUXILIO’s installed customer base while leveraging our existing field staff. This acquisition helps achieve our broader goals of driving incremental revenue growth with margin expansion opportunities.”

Mike Gentile, Founder and CTO, of Delphiis stated, “The similarities between the Delphiis and AUXILIO business models, from both offering solutions that impact every aspect of an organization, to common decision makers and types of customers we serve, are extensive. Further, and most importantly, our core mission is to solve complex security challenges with simple, fast and collaborative solutions delivered with the highest quality of customer service. In the realm of print management, AUXILIO has taken this same approach and in doing so has won the respect and business of an impressive roster of clients. The similarities in our business models make us very excited about the opportunity and believe the combination of the two businesses accelerate customer adoption and provides Delphiis with an opportunity for national expansion.”

About Healthcare Information Security

While the major transformation of the healthcare industry continues with implementing the Affordable Care Act (ACA) and the surge in health system mergers and acquisitions, the industry is also under extreme pressure to comply with government mandated information security regulations. Specifically, the industry is focused on the Health Information Portability and Accountability Act of 1996 (HIPAA) requirement for healthcare entities to provide notifications of breaches of unsecured Protected Healthcare Information (PHI). Such information breaches costs the healthcare industry $5.6 Billion annually, as reported in Healthcare IT News June 2014 from research by the Ponemon Institute. Further, since 2009, 31.4 million people have been notified of PHI breaches and the U.S. Department of Health & Human Services (HHS), Office of Civil Rights (OCR) has levied $25.1 million in fines to healthcare providers. The OCR also reported that 27% of the PHI breaches have been paper related with the balance from electronic and other sources. As the healthcare industry continues to evolve, ensuring information security for both printed and electronic information will remain a top priority.

CONFERENCE CALL

Management will host a conference call to further discuss the acquisition, integration and growth strategy.

Date: July 8, 2014
Time: 4:30 p.m.  ET
US Dial-in: 1-888-724-9511
International Dial-in: 1-913-312-0935
Conference ID: 9892816
Webcast: http://public.viavid.com/index.php?id=109873

Please dial in at least 10 minutes before the start of the call to ensure timely participation. A playback of the call will be available until 11:59 p.m. ET on July 22, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 9892816.

About Delphiis

Based in Orange County, California, Delphiis provides simple, fast, and efficient solutions to help organizations identify and address information security risks associated with best practices and governmental regulations, including HIPAA. Delphiis’ services include providing detailed risk assessment analysis; managed application modules for ongoing compliance assessment; remediation planning and analytics of risk trends and metrics; and professional services to develop security programs, monitor security threat situations and remediate security issues and concerns identified during incident management processes. Delphiis’ current customer base includes several prominent university hospitals, as well as some of the nation’s leading health systems.  Delphiis’ historical sources of revenues include Professional Services, recurring Managed Services and license fees from their patented SaaS applications.

Mr. Gentile serves on multiple technology advisory boards and is also known for co-authoring “The CISO Handbook: A Practical Guide to Securing Your Company.” (Auerbach Publications 2005), the definitive guide for Chief Information Security Officer’s and used as course material for numerous advanced education and Master’s programs on security leadership around the world.

For more information about Delphiis, visit: www.Delphis.com

About AUXILIO, Inc.

AUXILIO is the leading provider of Managed Print Services for the healthcare industry. A true Management Services company, AUXILIO takes full responsibility for healthcare customers’ onsite print environment. Hospitals and health systems benefit from infrastructure and process improvements that immediately reduce the cost of print/digital systems, provide sustainable increases in employee productivity and enables hospital staff to better focus on providing patient care. AUXILIO also provides a wide range of healthcare IT advisory and professional services using the same focused approach on cost savings and operational efficiencies as their core managed print services business.

Founded in 2004, AUXILIO serves a national portfolio of over 100 hospital campuses and manages in excess of 1.3 billion documents annually from over 59,000 devices supporting more than 250,000 caregivers. AUXILIO’s business model is vendor neutral, provides full-time, on-site customer service and technical experts and is exclusive to the healthcare industry.

For more information about AUXILIO, visit http://www.AUXILIOinc.com/.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of AUXILIO, Inc. that can be identified by the use of forward-looking terminology such as ``believes,'' ``expects,'' “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. AUXILIO, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations:	Media Relations:	Media Relations:
MZ North America	AUXILIO Inc.	Delphiis
Dustin Salem	Jim Palmer	Carrie Mulcahy
Senior Vice President	Marketing Consultant	Marketing Director
Direct: 949-259-4998	Direct: (949) 433-6512	Direct: (949) 310-2548
dustin.salem@mzgroup.us	jpalmer@auxilioinc.com	carrie.mulcahy@delphiis.com
www.MZgroup.us	www.AUXILIOinc.com	www.Delphiis.com